Exhibit 10.6

[CERTAIN INFORMATION IN THIS EXHIBIT IDENTIFIED BY [***] IS CONFIDENTIAL AND HAS BEEN EXCLUDED BECAUSE IT (I) IS NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL.]

Framework contract for the delegation of purchases and methods of application

Between the undersigned:

The company FORAFRIC MAROC, located at 29, rue Bab Mansour, Casablanca 20250, MOROCCO, representing the import companies CERELIS SARL and FORAFRIC SA and validly represented for this purpose by Mr Mustapha JAMALEDDINE, in his capacity as General Manager;

Hereinafter referred to as “The Customer”, of the one part;

AND

MILLCORP GENEVE, located at 118 Rue du Rhone, Geneva, Switzerland, validly represented for this purpose by Mr. Ouri Mimran, in his capacity as Director of Operations;

Hereinafter referred to as “The Supplier”, of the other part

IN CONSIDERATION OF THE FOREGOING, THE PARTIES AGREE AS FOLLOWS:

1.PREAMBLE

The purpose of this contract is to define the terms and conditions of supply by the Supplier and the Customer of the raw material. This framework contract shall have the force of implementation and may not be contested by either of the Parties from the date of signature.

The main points of the contract relate to:

Ø Contract term
Ø Merchandise
Ø Quantity
Ø Decision-making mechanism
Ø Origin of the merchandise
Ø Quality
Ø Price
Ø Payment
Ø Documents
Ø Marine insurance
Ø Conditions of unloading
Ø Import Arbitration clause
Ø Obligation of confidentiality
Ø Force majeure
Ø Information

29/03/2018	Page 1 of 7

Ø Reciprocal independence

Ø Early termination following cessation of business

Ø Law and language of contract

Ø Disputes - attribution of competence

Ø Election of domicile

The Customer has two import companies: CERELIS SARL and FORAFRIC SA.

The Customer entrusts the following tasks to the Supplier:

Ø Analysis of the international raw material market as well as local market offers and clarification regarding arbitration

Ø Delivery of reports,

Ø Contact and negotiation with the various shippers,

Ø Purchase of the raw material, on behalf of the Customer on the international stage

Ø Participation in purchasing committees with the Customer and third-party providers

Ø Assistance in the design and execution of purchasing strategies on behalf of the Customer

The Customer undertakes to:

Ø Guarantee the quality and quantity of the raw material,

Ø Define risk management for the purchase of the raw material and the foreign exchange market (FOREX)

Ø Entrust the buying book of its subsidiaries in Morocco and Africa to the Supplier

The Customer and the Supplier form the buying committee which approves all decisions concerning the supply of the Group’s raw material

The Customer remains the sole decision-maker in terms of the quantities purchased, the purchasing schedule and the ports of unloading.

2. DURATION OF THE CONTRACT

This contract shall have an initial term of 5 years, starting on 01/04/2018. After the initial term, the contract shall remain in force for one year, unless a party notifies the other party that it has been unilaterally terminated and such notice is sent in writing to the other party, at least 6 months before the end of the initial term.

3.MERCHANDISE

Primarily soft wheat (bulk) and durum wheat (bulk). As well as any other cereal requested by the Customer.

4. QUANTITY

The Customer undertakes to entrust at least 80% of its supply needs to the Supplier.

For a full year the customer requires:

§ 350,000.00 tons of soft wheat
§ 150,000.00 tons of durum wheat

Its requirements will be determined annually at the beginning of each import year. As the year passes, the Customer undertakes to communicate all details of any adjustment to its needs.

29/03/2018	Page 2 of 7

The quantity of each vessel will be increased or reduced by 10%, at the contract price and at the discretion of the Supplier.

The Customer undertakes to notify the Moroccan port of destination 72 hours before the arrival of the ship in the first Moroccan port.

The Supplier agrees to comply with the port of destination restrictions and to confirm that the named vessel will be operational for the port of discharge.

The Supplier reserves the right to operate a part cargo service at its discretion. However, it is required to inform the Customer.

5. DECISION-MAKING MECHANISM

This mechanism will enable the full decision-making process to be defined operationally and in detail (see Annex 1).

The raw material procurement management process deals with all operations necessary to conclude a purchase contract by following the steps below:

- Coverage decision: Quantity and horizon

- Validation of the availability of the financing lines

- Validation of the specifications and the nature of the industrial need

- Consultation of the Supplier

- Study of the proposed offers

- Confirmation and conclusion of contract

Purchases must meet the industrial requirements of the production units in terms of quality and specifications; the customer also reserves the right to make purchases for sale in the local market.

- Industrial specifications and requirements could be adjusted in relation to the supply available on the international market (price, origin, supply, logistics, etc.).

- Any adjustments must be agreed in advance between the Supplier and the Customer.

6. ORIGIN OF THE MERCHANDISE

As requested by the Customer.

7. QUALITY

Sound, fair and marketable quality that meets the specifications of the Customer.

The Customer reserves the right to request quality according to batch or arrival.

8. PRICE AND REMUNERATION

[***]

9. PAYMENT

The original documents will be sent to a prime bank acceptable to the Supplier.

Payment must be made within 72 hours of receipt of the documents by the bank in Morocco.

The Customer has a choice between Documentary Remittance or Documentary Credit with the agreement of the Supplier.

Any taxes or duties in the country of origin shall be for the benefit and/or the responsibility of the Supplier.

Any taxes or duties in the destination country are for the benefit and/or the responsibility of the Customer.

All bank charges in Morocco are the responsibility of the Customer. Costs abroad are borne by the Supplier.

10. DOCUMENTS

The Supplier undertakes to provide the Customer for each import with the following documents:

Mandatory import documents:

• Commercial invoice (3 originals+3 copies) with FOB value, freight and country of origin.

• Complete set of bills of lading (3 originals+ 3 non-negotiable copies) payable to order endorsement in blank marked ‘‘CLEAN ON BOARD’’, ‘FREIGHT PREPAID’.

• Certificate of Origin (1 original + 2 copies) issued by the Chamber of Commerce.

• EUR1 certificate (1 original+2 copies).

• Phytosanitary certificate (1 original + 2 copies) issued by the phytosanitary service of the country of loading.

• Weight certificate (1 original + 2 copies) issued by a top-flight inspection company.

• Copy of the charter-party.

Quality Documents:

• Quality certificate on loading (1 original + 2 copies) issued by a top-flight inspection company/top-flight laboratory.

• Mycotoxin certificate: issued by the inspection company (1 original + 3 copies).

• Vomitoxin certificate: (1 original+2 copies) issued by a top-flight laboratory.

• Official fumigation certificate (1 original+2 copies) issued by a top-flight inspection company (when the inspector certifies that fumigation is necessary).

29/03/2018	Page 3 of 7

● Heavy metals certificate (cadmium, lead)

● Pesticide residues certificate issued by the inspection company (1 original + 3 copies / complying with the limits of the last edition of the “Codex Alimentarius”).

● Non-radiation certificate (1 original + 2 copies) issued by a top-flight inspection company/top-flight laboratory.

● Non-GMO certificate (1 original + 2 copies) issued by a top-flight inspection company/top-flight laboratory.

Optional documents (highly desirable):

● Certificate of inspection and cleanliness of the vessel holds prior to the start of loading (1 original+2 copies).

● Phytosanitary specification certificate issued by a top-flight company/laboratory (1 original and 2 copies). According to Moroccan phytosanitary regulations, this certificate should stipulate that the cargo is completely free of: Trogoderma Granarium, Prostephanus Trincatus (large grain bore), Anguina Tritici, Pyraus Nubilis Hubn, Tilletia controversa, Tilletia indica.

● Condition certificate indicating that the product is free of live insects.

All documents requested by the Customer will be included in the CFR price.

The Customer undertakes to communicate the documentary instructions to the Supplier, as soon as the name of the ship is made known.

The Customer or its authorised representative (FINALOG or MAYMOUNA GRAIN) will be responsible for appointing and communicating the marine agent at the port of discharge.

The documents will be issued in the name of the final recipient (CERELIS SARL or FORAFRIC SA) under the responsibility and guarantee of the Supplier. The original Phytosanitary certificate(s) and certificate(s) of origin and other documents must be sent directly to the import company by express mail before the ship arrives at the port of unloading.

Copies of the documents must be sent after loading the vessel.

Any other certificate requested by the customer and not mentioned in the contract, will be invoiced at cost by the Supplier.

In the event of an absence of documents upon arrival of the vessel at the port of discharge, the Supplier will be required to issue a letter of indemnity/ bank guarantee acceptable to the ship-owner to obtain authorisation to unload the goods. Otherwise, the Supplier will be charged for any waiting time.

11. MARINE INSURANCE

Insurance is covered by Customer at its own expense and risk; it must provide a certificate of insurance at the Supplier’s request.

Additional age and flag premiums will be payable by the Supplier according to the additional age premium scales established by Circular 013/98 of 1 August 1998 of the “Moroccan Committee for the Pricing of Maritime and Transport Insurance” (Comité Marocain de Tarification de l’Assurance Maritime et Transports or “CMTAMT”). The Customer will provide supporting documentation for any additional premiums paid to the insurer.

29/03/2018	Page 4 of 7

12. CONDITIONS OF UNLOADING

At the port of discharge, the buyer guarantees a salt water draft and a LOA according to the restrictions of each port:

CASABLANCA Port:

- MASS CEREAL TERMINAL

● LOA max 200 m

● Draft max 9.75 m

- SOSIPO TERMINAL

● LOA max 200 m

● Draft max 9.15 m

GENERAL BERTH // in the event of port congestion and with the agreement of the authorities, the vessel may berth and unload at the following docks:

● Pier T3/T4: LOA max 225 m & Draft max 10.38 m

● Pier 30 to 34: LOA max 225 m & DRAFT max 9.15 m

● Pier 35 -36: LOA max 255 m & DRAFT max 9.75 m

● Pier 22 to 24: LOA max 225 m & DRAFT max 9.15 m

JORFLASFAR Port:

● Mass Cereals:	Max LOA = 230 m / Max Draft = 12.5 m
● Pier / Berth 16 Marsa Morocco:	Max LOA =230 m / Max Draft = 12.5 m
● Pier / Berth 10 Marsa Morocco:	Max LOA =100 m / Max Draft = 8.0 m
● Pier / Berth 11 Marsa Morocco:	Max LOA =100 m / Max Draft = 7.2 m
● Pier / Berth 12 Marsa Morocco:	Max LOA =100 m / Max Draft = 6.7 m
● Pier / Berth 13 Marsa Morocco:	Max LOA = 100 m / Max Draft = 5.0 m
● Max LOA = 230m

SAFI Port:

● SOSIPO:	Max LOA = 185 m / Max Draft = 9.14 m
● MARSA Morocco:	Max LOA = 185 m / Max Draft = 9.14 m
● Max LOA=185m

If the original documents do not arrive at the customer’s bank before or at the same time as the ship’s arrival at the port of destination and the ship-owners refuse to allow unloading of the goods, time will only start to run from the moment unloading starts: that is, upon receipt of the original documents or the unconditional written agreement of the ship’s captain to authorise the unloading of the ship.

The demurrage/despatch rate: According to charter-party settled directly between the Supplier and the Customer. The Supplier will report the demurrage rate when the name of the ship becomes known or at the Customer’s request. It should be noted that final settlement/finalisation of any points that may be in abeyance between the Customer and the Supplier must take place no later than 30 days after the departure of the vessel.

29/03/2018	Page 5 of 7

The ship’s age: maximum 25 years.

13. IMPORT ARBITRATION CLAUSE

Any dispute arising from this contract shall be resolved by arbitration in accordance with No. 125 of the Arbitration Rules of the “Grain and Feed Trade Association”, (current edition). These rules shall form part of this Agreement and the Parties shall be deemed to be aware of them. Arbitration is expected to take place in London.

Other terms and conditions according to GAFTA 80 A.

14. OBLIGATION OF CONFIDENTIALITY

It is important that the Supplier is required not to disclose information to which it may have access to in the course of carrying out its mission. The customer’s attention is drawn to the confidentiality of the documents, in particular when the documents in question are marked “confidential”.

The Supplier shall consider all information, documents, data or concepts which it may become aware of under this Agreement to be strictly confidential, and shall not disclose them. The Customer, however, cannot be held responsible for any disclosure if the disclosed material was in the public domain at the date of disclosure, or if it already had knowledge of it, or had obtained it from third parties by legitimate means.

15. FORCE MAJEURE

Any unforeseen act or event, totally independent of the will of either of the Parties, opposing the normal performance of this contract, is a case of force majeure as defined by the dahir of Moroccan obligations and contracts.

In the event of force majeure, the contractual obligations shall be suspended for the duration of any inability to perform the contract caused by such a situation, provided that the case of force majeure is reported to the other Party within the first week of its occurrence, insofar as such obligations are affected by such an event.

However, the Party concerned by the force majeure event shall be entitled to an extension of the term of this Agreement, which shall be identical to the delay caused by the force majeure.

16. INFORMATION

The Parties undertake to always behave toward each other in a fair manner and in good faith and to inform each other of any difficulties they may encounter during the performance of this contract.

17. RECIPROCAL INDEPENDENCE

The Parties represent and acknowledge that they are, and shall remain, independent business and professional partners throughout the term of this Agreement, and that each will be responsible for the risks of its own business.

18. EARLY TERMINATION FOLLOWING THE CESSATION OF BUSINESS

This contract may also be terminated in advance in the event of a court-ordered reorganisation or liquidation of either Party under the legal and regulatory conditions in force, and subject, where applicable, to applicable public order provisions.

29/03/2018	Page 6 of 7

19. LAW AND LANGUAGE OF THE CONTRACT

By express agreement between the Parties, this contract is governed by and subject to Moroccan law.

This agreement is written in French. If it is translated into another language, the French version shall prevail in the event of a dispute.

20. DISPUTES - ATTRIBUTION OF COMPETENCE

The Parties shall endeavour to settle amicably, and in the spirit of their agreements, any difficulties which may arise during the performance, interpretation or termination of the contract.

Otherwise, the dispute will be brought before the Commercial Court of Casablanca.

21. ELECTION OF DOMICILE

For the performance of this Agreement, the Parties declare that they elect domicile at their respective addresses indicated above.

Done in CASABLANCA, 29 March 2018

FORAFRIC MAROC	MILLCORP GENEVE

[Signature]	[Signature]

29/03/2018	Page 7 of 7

ANNEXES

MILLCORP AND FORAFRIC RELATIONSHIP: Version01 032918

*